EXHIBIT 4.1

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE to the Indenture (as defined below) (the “Supplemental Indenture”), dated as of December 19, 2019, is made by and among Foresight Energy LLC, a Delaware limited liability company (the “Company”), Foresight Energy Finance Corporation, a Delaware corporation (“Co-Issuer, and together with the Company, the “Issuers”), the guarantors party hereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), and amends the Indenture, dated as of March 28, 2017, among the Issuers, the Guarantors and the Trustee, as amended by the First Supplemental Indenture, dated as of October 30, 2019 (as further amended and supplemented from time to time, the “Indenture”).

RECITALS:

WHEREAS, pursuant to the Indenture, the Issuers have issued $425,000,000 in aggregate principal amount of 11.50% Second Lien Senior Secured Notes due 2023 (the “Notes”);

WHEREAS, the Issuers have requested consents of the Holders of the Notes to amend the terms of the Indenture as set forth in Article I herein (the “Proposed Amendments”);

WHEREAS, pursuant to Section 9.02 of the Indenture, the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consents”) is sufficient to adopt the Proposed Amendments set forth in Article I;

WHEREAS, the holders of at least a majority in aggregate principal amount of the Notes outstanding (which excludes any Notes owned by the Issuers or their affiliates) have validly tendered consents and not validly withdrawn their consents to the adoption of the Proposed Amendments effected by this Supplemental Indenture in accordance with the provisions of the Indenture;

WHEREAS, having received the Requisite Consents for all of the Proposed Amendments, the Issuers and the Guarantors desire to amend the Indenture as provided herein;

WHEREAS, the Issuers have delivered to the Trustee, pursuant to Section 9.02 of the Indenture, an Officer’s Certificate stating that the Issuers have received the Requisite Consents, and have provided certification of such receipt to the Trustee;

WHEREAS, the Issuers have also delivered to the Trustee, pursuant to Sections 7.02(b), 9.02 and 9.05 of the Indenture, (i) a resolution of the Board of Directors of the Company authorizing the execution of this Supplemental Indenture, and (ii) an Officer’s Certificate and an Opinion of Counsel, each stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture and that all conditions precedent to the execution and delivery of this Supplemental Indenture have been satisfied; and

WHEREAS, all other conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument enforceable in accordance with its terms have been performed and fulfilled by the parties hereto, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

AMENDMENTS

Section 1.01.  Amendments to Indenture.

(i)	Section 6.01(b) of the Indenture is hereby amended and restated in its entirety to read as follows:

“(b) the Issuers default in the payment of interest on any Note when the same becomes due and payable, and the default continues for a period of 150 days;”

(ii)	Section 4.03(d) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(d) [Intentionally omitted].”

(iii)	Section 4.03(e) of the Indenture is hereby amended to delete the reference to “, and a publicly accessible quarterly conference call of such Parent”.
(iv)

The first sentence of Section 4.03(f) of the Indenture is hereby amended to (i) add the word “and” immediately before the word “furnishes”, (ii) delete the reference to “, and holds a publicly accessible quarterly conference call” and (iii) replace the reference to “Sections 4.03(a) and (d)” with “Section 4.03(a)”.

ARTICLE II

MISCELLANEOUS

Section 2.01.  Effectiveness.  This Supplemental Indenture shall become effective upon the execution and delivery of the Supplemental Indenture by the parties hereto.

Section 2.02.  Confirmation.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. For the avoidance of doubt, this Supplemental Indenture shall not impair or affect the contractual right of any Holder of a Note or Notes to receive any principal payment or interest payment on such Holder’s Note or Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment. Upon the execution and delivery of this Supplemental Indenture by the Issuers, the Guarantors and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

Section 2.03.  Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, .pdf transmission or other electronic means shall constitute effective execution and delivery of this Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or .pdf transmission or other electronic means shall be deemed to be their original signatures for all purposes.

Section 2.04.  Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.05.  GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 2.06.  Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.07.  Acceptance by the Trustee.  The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture; provided, however, that to the extent the Requisite Consents of Holders of Notes to any amendment effected by or delivered in connection with this Supplemental Indenture are determined by a court of competent jurisdiction to have not been validly obtained in accordance with the Indenture or applicable laws, such amendment shall not be deemed to have occurred.

Section 2.08.  Trustee Disclaimer.  The recitals contained herein and the statements made in any Officer’s Certificate shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness, and none of the recitals contained herein or the statements made in any Officer’s Certificate are intended to or shall be construed as statements made or agreed to by the Trustee.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the consequences of any amendment provided herein.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ISSUERS:

Foresight Energy LLC, as Issuer

By:/s/ Robert D. Moore

Name: Robert D. Moore

Title: President and Chief Executive Officer

Foresight Energy Finance Corporation, as Co-Issuer

By:/s/ Robert D. Moore

Name: Robert D. Moore

Title: President and Chief Executive Officer

[Signature Page – Second Supplemental Indenture]

GUARANTORS:

ADENA RESOURCES, LLC

AKIN ENERGY LLC

AMERICAN CENTURY MINERAL LLC

AMERICAN CENTURY TRANSPORT LLC

COAL FIELD CONSTRUCTION COMPANY

    LLC

COAL FIELD REPAIR SERVICES LLC

FORESIGHT COAL SALES LLC

FORESIGHT ENERGY EMPLOYEE SERVICES

    CORPORATION

FORESIGHT ENERGY LABOR LLC

FORESIGHT ENERGY SERVICES LLC

HILLSBORO TRANSPORT LLC

LD LABOR COMPANY LLC

LOGAN MINING LLC

M-CLASS MINING, LLC

MACH MINING, LLC

MACOUPIN ENERGY LLC

MARYAN MINING LLC

OENEUS LLC D/B/A SAVATRAN LLC

SENECA REBUILD LLC

SITRAN LLC

SUGAR CAMP ENERGY, LLC

TANNER ENERGY LLC

VIKING MINING LLC

WILLIAMSON ENERGY, LLC

By:/s/ Robert D. Moore
Name: Robert D. Moore
Title: President and Chief Executive Officer

[Signature Page – Second Supplemental Indenture]

Trustee:

Wilmington Trust, National Association

By:/s/ Nedine P. Sutton

Name: Nedine P. Sutton

Title:  Vice President

[Signature Page – Second Supplemental Indenture]